Exhibit 99.1

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This discussion supersedes and replaces certain specified portions of, and is intended to be read together with, the discussion under the heading “United States Federal Income Tax Considerations” in Exhibit 99.1 to Kilroy Realty Corporation’s (the “Company’s”) and Kilroy Realty, L.P.’s (the “operating partnership’s”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2016 (the “February 18 Form 8-K Exhibit 99.1”). The discussion set forth in the February 18 Form 8-K Exhibit 99.1, which was filed with respect to Item 8.01 of Form 8-K, superseded and replaced, in their entirety: (i) the discussion under the heading “United States Federal Income Tax Considerations” in the prospectus dated October 2, 2013, which is a part of the Company’s and the operating partnership’s Registration Statement on Form S-3 (File Nos. 333-191524 and 333-191524-01) filed with the SEC on October 2, 2013, (ii) the discussion set forth in Exhibit 99.1 to the Company’s and the operating partnership’s Current Report on Form 8-K filed with the SEC on February 11, 2015, which was filed with respect to Item 8.01 of Form 8-K, and (iii) the discussion set forth in Exhibit 99.1 to the Company’s and the operating partnership’s Current Report on Form 8-K filed with the SEC on October 30, 2015, which was filed with respect to Item 8.01 of Form 8-K.
The following paragraph replaces the ninth bullet point under the heading “United States Federal Income Tax Considerations–Taxation of the Company–General” in the February 18 Form 8-K Exhibit 99.1.

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If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than the fair market value of the asset, in each case determined at the time we acquired the asset, and we subsequently recognize gain on the disposition of the asset during a specified period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The specified period is currently five years, although recently promulgated Temporary Treasury Regulations, which expire on June 7, 2019, provide for a ten-year period for assets acquired on or after August 8, 2016. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making the appropriate elections under the applicable Treasury regulations then in effect. Treasury regulations exclude from the application of this built-in gains tax any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code.

The following paragraph replaces the third paragraph under the heading “United States Federal Income Tax Considerations–Taxation of the Company–Annual Distribution Requirements” in the February 18 Form 8-K Exhibit 99.1.
Also, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within a specified period following our acquisition of such asset. See “–General” above.
The following paragraph replaces the paragraph under the heading “United States Federal Income Tax Considerations–Taxation of the Company–Tax Liabilities and Attributes Inherited in Connection with Acquisitions” in the February 18 Form 8-K Exhibit 99.1.
From time to time we may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historic tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within a specified period beginning on the date on which we acquired such assets, we could be required to pay the built-in gain tax described above under “–General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.